Pursuant to Rule 424(b)(3)
Registration No. 333-281875
PROSPECTUS

VACASA, INC.
UP TO 10,932,790 SHARES OF CLASS A COMMON STOCK
This prospectus relates to the resale from time to time by the selling shareholders named herein (each, a “Selling Shareholder,” and collectively, the “Selling Shareholders”) of (i) 1,517,381 shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of Vacasa, Inc., a Delaware corporation, outstanding on the date of this prospectus, (ii) 7,211,538 shares of Class A Common Stock issuable upon the conversion of $30.0 million aggregate principal amount of our senior secured convertible notes due 2029 (the “Initial Notes”), and (iii) up to 2,203,871 shares of Class A Common Stock issuable upon the conversion of additional notes that we may deliver as interest payments on the Initial Notes.
We are registering the resale of shares of Class A Common Stock as required by an amended and restated registration rights agreement, dated as of August 7, 2024 (the “Registration Rights Agreement”), entered into by and among us, the Selling Shareholders and certain other holders of our Class A Common Stock (or, in certain cases, other securities convertible into or exchangeable for shares of our Class A Common Stock). Our registration of the resale of shares of Class A Common Stock does not mean that the Selling Shareholders will sell any of the securities offered hereby. The Selling Shareholders may offer and sell the shares of Class A Common Stock in a number of different ways and at varying prices. We provide more information about how the shares of Class A Common Stock may be sold in the section entitled “Plan of Distribution” beginning on page 17.
We will not receive proceeds from the resale of the shares of Class A Common Stock by the Selling Shareholders.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock.
Our Class A Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VCSA.” On September 9, 2024, the last reported sale price of our Class A Common Stock on Nasdaq was $3.39 per share.
INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 10, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholders named in this prospectus (including, if applicable, the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who later come to hold any of the interest of any such Selling Shareholder in the securities registered hereby other than through a public sale) may, from time to time, sell up to 10,932,790 shares of our Class A Common Stock in one or more offerings as described in this prospectus. To the extent required under applicable law in connection with a particular offering of such securities by the Selling Shareholders, we or the Selling Shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted under applicable law, we and the Selling Shareholders may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Shareholders guarantee the accuracy or completeness of this information and neither we nor the Selling Shareholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In addition, this prospectus and the documents incorporated by reference herein include references to trademarks, trade names and service marks belonging to us and to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus or the documents incorporated by reference herein may appear without the ®,TM or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner or licensor, as the case may be, will not assert, to the fullest extent permitted under applicable law, our or its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trademarks, trade names and/or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
When we refer to “Vacasa,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Vacasa, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. When we refer to “you,” we mean the potential holders of the shares of Class A Common Stock offered by this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including any statements regarding our results of operations, financial position, growth strategy, seasonality, business strategy, policies, and approach are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:
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our ability to execute our business plan and achieve the expected benefits of our workforce reduction and reorganization plan (the “Reorganization”) and other cost saving measures we may take in the future;

•
any indebtedness we may incur from time to time (including the Convertible Notes (as defined under “Prospectus Summary—Senior Secured Convertible Notes”)), our cash position, and our ability to raise additional capital or generate the significant capital necessary to expand our operations and invest in new offerings, including that additional financing (including any additional Convertible Notes) may not be available on acceptable terms or at all, or could be dilutive to our stockholders or impose additional restrictive debt covenants on our activities;

•	our ability to achieve profitability;
•
our ability to manage the impacts the Reorganization will have on our systems, processes and controls, including our ability to address competitive challenges, manage our employee base, or maintain our corporate culture;

•	our past growth may not be indicative of our future prospects;
•	our ability to compete in our industry;
•	our ability to attract and retain homeowners and guests;
•	our ability to provide high-quality customer service;
•	our ability to develop new or enhanced offerings and services;
•	our ability to maintain relationships with distribution partners;
•	our ability to cost-effectively drive traffic to our platform;
•	our ability to maintain and enhance our brand and reputation, and avoid negative publicity that could damage our brand;
•	the safety or perception of safety of our platform and services;
•	our ability to manage our international operations;
•	our ability to consummate or successfully integrate recent and future acquisitions;
•	our ability to raise additional capital or generate the significant capital necessary to expand our operations and invest in new offerings;
•	our ability to attract and retain capable management and employees;

•	increased personnel costs or labor shortages;
•	declines or disruptions to the travel and hospitality industries or general economic downturns;
•	the effects of seasonal and other trends on our results of operations;
•	our ability to obtain adequate insurance coverage for the needs of our business;
•	any future impairment of our long-lived assets or goodwill;
•	significant fluctuations in our results of operations from quarter to quarter and year to year as a result of seasonality and other factors;
•	operational metrics subject to inherent challenges in measurement and real or perceived inaccuracies;
•	upticks or downturns in bookings are not immediately reflected in our results of operations;
•	our ability to manage funds held on behalf of customers;
•	our expectations regarding our tax liabilities and the adequacy of our reserves;
•	any undetected errors on our platform;
•	reliance on third-party service providers in connection with key aspects of our platform and operations;
•	our ability to adapt to changes in technology and the evolving demands of homeowners and guests;
•	our ability to protect our intellectual property and our data;
•	our use of “open source” software;
•	our use of artificial intelligence, or AI, in our business and risks related to cyberattacks, data security breaches, or other security incidents;
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our ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding the impact of various laws, regulations, and restrictions that relate to our business; and

•	risks related to the ownership of our Class A Common Stock, including the significant influence our principal stockholders and holders of our Convertible Notes have over our company.
There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks.
The forward-looking statements in this prospectus are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements and our actual future results, levels of activity, performance, and achievements may be materially different from what we expect.
These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.vacasa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of our Class A Common Stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2024.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 10, 2024, and August 9, 2024, respectively.
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Our Current Reports on Form 8-K filed with the SEC on February 16, 2024, February 28, 2024, March 8, 2024, April 25, 2024, May 9, 2024, May 23, 2024, August 8, 2024, and August 23, 2024, excluding in each case any information that is furnished to, rather than filed with, the SEC.

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The description of our Class A Common Stock incorporated by reference in our registration statement on Form 8-A, dated December 7, 2021 (File No. 001-41130), filed with the SEC on December 7, 2021, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Vacasa, Inc.
850 NW 13th Avenue
Portland, OR 97209
Telephone: (503) 946-3650
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. Before deciding whether to invest in our securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement and any applicable free writing prospectus.
Company Overview
We are the leading vacation rental management platform in North America with over six million Nights Sold (as defined below) during the year ended December 31, 2023. Our integrated technology and operations platform is designed to optimize vacation rental income and home care for homeowners, offers guests a seamless, reliable, and high-quality experience and provides distribution partners with a variety of home listings. Our marketplace aggregates more than 40,000 home listings in hundreds of destinations across the United States and in Belize, Canada, Costa Rica, and Mexico. Our guests are able to search, discover, and book properties on Vacasa.com, our guest app, and on the booking sites of distribution partners including, but not limited to, Airbnb, Booking.com, and Vrbo. During the year ended December 31, 2023, we generated approximately $2.3 billion in Gross Booking Value from over six million total number of nights stayed by guests in homes hosted on our platform over the period (“Nights Sold”).
Vacasa, Inc. was originally formed on July 1, 2021 under the name Voyage Newco, Inc., for purposes of consummating a business combination with TPG Pace Solutions Corp. (“TPG Pace”), a blank check company incorporated as a Cayman Islands exempted company incorporated on January 4, 2021. In July 2021, Voyage Newco, Inc. changed its name to Vacasa, Inc. On December 6, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain business combination agreement, dated as of July 28, 2021, by and among TPG Pace, Vacasa Holdings LLC (“Vacasa Holdings”), Turnkey Vacations, Inc., certain other Vacasa Holdings equity holders, us, and certain other parties, pursuant to which, among other things, TPG Pace merged with and into us, following which the separate corporate existence of TPG Pace ceased and we became the surviving corporation.
Our principal executive offices are located at 850 NW 13th Avenue, Portland, Oregon 97209, and our telephone number is (503) 946-3650. Our website address is www.vacasa.com. Information contained on our website is not a part of this registration statement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Senior Secured Convertible Notes
On August 7, 2024, we entered into a note purchase agreement (the “Note Purchase Agreement”) by and among the Company, its subsidiaries Vacasa Holdings, as guarantor, and V-Revolver Sub LLC (“Borrower”), a Delaware limited liability company, as borrower, DK VCSA Lender LLC (“DK”), an affiliate of Davidson Kempner Capital Management LP and certain existing holders of Class A Common Stock, as purchaser, the other purchasers from time to time party thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent, providing for the issuance and sale of up to $75.0 million aggregate principal amount of first lien senior secured convertible notes due 2029 (the “Convertible Notes”) to DK. The Convertible Notes are comprised of: (i) $30.0 million of Convertible Notes (the “Initial Notes”) issued on August 7, 2024 (“the Funding Date”); (ii) up to $20.0 million of Convertible Notes to be issued pursuant to an option granted by the Borrower to DK, which is exercisable at DK’s option within six months after the Funding Date, on the same terms and conditions as the Initial Notes (the “DK Option Notes”); and (iii) up to $25.0 million of Convertible Notes to be issued pursuant to the mutual agreement of the Borrower and DK any time after the Funding Date, but before the Maturity Date (as defined below), on the same terms and conditions as the Initial Notes (together with the DK Option Notes, the “Additional Notes”). In the event DK does not exercise its option to purchase the DK Option Notes, then the Borrower may issue the DK Option Notes to a third-party purchaser pursuant to the terms of the Note Purchase Agreement.
The Convertible Notes bear interest at an annual rate of 11.25%, which is payable in kind through September 30, 2026, by adding the amount of such accrued interest to the principal amount of the Convertible Notes; provided that, at the Borrower’s election, interest may be paid in cash at an annual rate of 9.75%. From and after December 31, 2026, the Convertible Notes will bear interest at an annual rate equal to 9.75% payable in cash. The Convertible Notes will mature on August 7, 2029 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. The Convertible Notes are guaranteed by Vacasa Holdings and certain other current and future subsidiaries of the Company, and are secured by a first priority lien on substantially all of their respective assets (other than certain excluded assets).
The Convertible Notes are convertible, in whole and not in part (subject to certain limitations described below), into shares of Class A Common Stock, at the option of DK; provided, however, that in the event that any conversion of the Convertible Notes would trigger the Change of Control Rules (as defined in the Convertible Notes), then the Convertible Notes shall be converted in part, at the maximum amount permitted without triggering such Change of Control Rules. The initial conversion price of the Convertible Notes is $4.16, which is subject to customary anti-dilution adjustments.
Pursuant to the terms of the Note Purchase Agreement, we will seek to obtain stockholder approval under Nasdaq rules with respect to the issuance of shares of Class A Common Stock in excess of the limitations imposed by such rules at our next annual meeting of stockholders following the Funding Date.
The shares of Class A Common Stock covered by this prospectus include 7,211,538 shares of Class A Common Stock issuable upon the conversion of the Initial Notes, and up to 2,203,871 additional shares of Class A Common Stock issuable upon the conversion of additional notes that we may deliver as interest payments on the Initial Notes, as described above. This prospectus does not cover shares of Class A Common Stock issuable upon the conversion of any Additional Notes that we may issue in the future or any additional notes that we may deliver as interest payments on such Additional Notes.

RISK FACTORS
Investment in our Class A Common Stock involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” (or any similarly titled section) included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
All of the shares of Class A Common Stock offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”), and the General Corporation Law of the State of Delaware (the “DGCL”), may not contain all the information you should consider before investing in our Class A Common Stock. This description is summarized from, and qualified in its entirety by reference to, the full text of our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC, and the applicable provisions of the DGCL. See “Where You Can Find More Information; Incorporation by Reference.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in our Certificate of Incorporation or Bylaws, as applicable.
Authorized and Outstanding Capital Stock
Our Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), 30,000,000 shares of Class G common stock, par value $0.00001 per share (the “Class G Common Stock” and, together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and 30,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).
Common Stock
Voting
Pursuant to our Certificate of Incorporation, the holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except as required by applicable law.
Holders of our Class A Common Stock and our Class B Common Stock are entitled to one vote per share on all matters submitted to stockholders for their vote or approval. The holders of our Class G Common Stock are not entitled to vote (except as required by applicable law).
Certain stockholders have significant influence over the management and affairs of the Company. This concentration of ownership and voting power could delay, defer or even prevent an acquisition by a third party or other change of control of the Company and may make some transactions more difficult or impossible without the support of such stockholders, even if such events are in the best interests of minority stockholders.
Our Class G Common Stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of our Class G Common Stock to vote, with one vote per share, on a matter if we were to:
•	change the par value of our Class G Common Stock; or
•
amend our Certificate of Incorporation to alter the powers, preferences, or special rights of our Class G Common Stock as a whole in a way that would adversely affect the holders of our Class G Common Stock.

As a result, in these limited instances, the holders of a majority of our Class G Common Stock could defeat any amendment to our Certificate of Incorporation. For example, if a proposed amendment to our Certificate of Incorporation provided for our Class G Common Stock to rank junior to our Class A Common Stock or our Class B Common Stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the separate vote of the holders of our Class G Common Stock, with each share of our Class G Common Stock entitled to one vote per share. In this instance, the holders of a majority of our Class G Common Stock could defeat that amendment to our Certificate of Incorporation.
Dividends
The holders of our Class A Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.
The holders of our Class B Common Stock and our Class G Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of our Class B Common Stock and our Class G Common Stock, respectively, paid proportionally with respect to each outstanding share of the applicable class of our Common Stock, in connection with a stock dividend declared and paid on our Class A Common Stock. Stock dividends with respect to each class of our Common Stock may only be paid with shares of our Common Stock of the same class.

Merger, Consolidation or Tender or Exchange Offer
The holders of our Class A Common Stock, our Class B Common Stock and our Class G Common Stock will not be entitled to receive economic consideration for their shares in a form that is different from, or in an amount that is in excess of the per share amount payable to, the other holders of the applicable class of our Common Stock in the event of a merger, consolidation or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our Common Stock; provided that holders of our Class B Common Stock will not be entitled to receive consideration in the form of cash or property (other than stock consideration) in connection with any such merger, consolidation or other business combination.
Liquidation or Dissolution
Upon our liquidation or dissolution, the holders of all classes of our Common Stock are entitled to their respective par value, and the holders of our Class A Common Stock will then be entitled to share ratably in those of its assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of our Preferred Stock then outstanding. Other than their par value, the holders of our Class B Common Stock and our Class G Common Stock will not have any right to receive a distribution upon our liquidation or dissolution.
Conversion and Exchange
Subject to the terms of the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings LLC, dated as of December 6, 2021, the members of Vacasa Holdings (other than Vacasa, Inc.) may, from time to time, cause Vacasa Holdings to redeem any or all of their vested common units of Vacasa Holdings (“OpCo Units”) in exchange for, at our election (subject to certain exceptions), either cash (based on the market price for a share of our Class A Common Stock) or shares of our Class A Common Stock. At our election, such transactions may be effectuated via a direct exchange of our Class A Common Stock by us for the redeemed OpCo Unit. In the event that OpCo Units are redeemed (whether for cash or shares of Class A Common Stock), our Certificate of Incorporation provides that we will cause an equal number of shares of Class B Common Stock to be retired, which shares of Class B Common Stock may not be reissued.
Pursuant to our Certificate of Incorporation, the shares of our Class G Common Stock issued convert into shares of our Class A Common Stock, in increments of one-third each, when the closing price of our Class A Common Stock on the securities exchange on which they are then listed equals or exceeds certain price thresholds for any 20 days within a 30 trading-day period. The first price threshold is $250.00 per share, the second price threshold is $300.00 per share, and the third price threshold is $350.00 per share (in each case, as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like). Upon the occurrence of the first price threshold, the second price threshold and the third price threshold, the number of shares of our Class A Common Stock that will be issued upon the conversion of the applicable shares of our Class G Common Stock will equal 120,983, 136,105 and 154,253, respectively.
In addition, immediately prior to the closing of any Strategic Transaction (as defined in our Certificate of Incorporation, but primarily including certain change-in-control transactions) that results in all of the holders of our Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property of another person, the Class G Common Stock then outstanding will automatically convert into shares of Class A Common Stock at the Class G Strategic Transaction Ratio (as defined below) and, as a result, will be entitled to share in the cash, securities or other property received by the holders of Class A Common Stock in connection with such Strategic Transaction. The “Class G Strategic Transaction Ratio” is defined as a ratio such that the aggregate number of shares of Class A Common Stock issuable upon the conversion of all shares of Class F common stock of the Company, par value of $0.00001 per share (the “Class F Common Stock”), and Class G Common Stock in the aggregate, on an as-converted basis, would represent no more than 25% of the sum of (i) the total number of all TPG Pace Class A Shares issued and outstanding upon completion of the TPG Pace IPO (without giving effect to any redemptions in connection with the Closing), plus (ii) the total number of shares of Class A Common Stock issued or deemed issued or issuable upon the conversion of the shares of Class F Common Stock and Class G Common Stock, plus (iii) unless waived by the holders of a majority of the shares of Class G Common Stock then in issue, the FPA Shares, equal to: (A) the number of shares of Class G Common Stock then outstanding, multiplied by (B) a fraction, the numerator of which is the Black Scholes per share value of the Class G Common Stock (as determined by a third-party selected by our board of directors) and the denominator of which is the per share value of the Class A Common Stock in the strategic transaction as of immediately prior to the closing of such transaction; provided the fraction shall not exceed 1.

Any shares of Class G Common Stock that remain outstanding on December 6, 2031 will be automatically transferred to Vacasa, Inc. for no consideration and will be retired and cancelled in accordance with our Certificate of Incorporation.
Our Class A Common Stock and our Class B Common Stock are not subject to any conversion rights.
Other Provisions
None of our Class A Common Stock, Class B Common Stock or Class G Common Stock has any pre-emptive or other subscription rights.
Preferred Stock
Our Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of our Preferred Stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our Certificate of Incorporation, to determine the terms and conditions of our Preferred Stock, including whether the shares of our Preferred Stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences, and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations, or restrictions on the shares without any further vote or action by the stockholders. The issuance of our Preferred Stock may have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of our Class A Common Stock, Class B Common Stock and Class G Common Stock, which could have a negative impact on the market price of our Class A Common Stock. We have no current plan to issue any shares of our Preferred Stock.
Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware (the “Court of Chancery”) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, agent, or other employee or stockholder of ours to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of its capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws
The provisions of our Certificate of Incorporation and our Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of our Class A Common Stock.
Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.
These provisions include:
Classified Board. Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation also provides that, subject to any rights of holders of any series of our Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the board of directors.
In addition, our Certificate of Incorporation provides that, other than directors elected by holders of any series of our Preferred Stock then outstanding pursuant to the terms of such Preferred Stock, (i) until the Sunset Date (as defined in our Certificate of Incorporation), directors may be removed with or without cause by the affirmative vote of holders representing a majority of the total voting power of the issued and outstanding Common Stock, voting together as a single class, and (ii) from and after the Sunset Date, directors may only be removed for cause and by the affirmative vote of the holders of a majority of the total voting power of the issued and outstanding Common Stock, voting together as a single class.
Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation provides that (i) until the Sunset Date, stockholder action may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) after the Sunset Date, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and Bylaws also provide that, subject to any special rights of the holders of any series of our Preferred Stock and except as otherwise required by law, (i) until the Sunset Date, special meetings of the stockholders can be called by the Secretary at the request of holders representing 25% of the total voting power of our Common Stock, and (ii) after the Sunset Date, special meetings of the stockholders can only be called by our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.
Advance Notice Procedures. Our Bylaws have established an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the board of directors to be brought before an annual or special meeting of stockholders.
Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting; provided that, subject to our Certificate of Incorporation, until the Sunset Date, any holder of record of at least 25% in voting power of our outstanding capital stock entitled to vote in an election of directors may nominate any person for election at an annual meeting or at a special meeting in person at the annual meeting or special meeting, without prior notice. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.
Super-Majority Approval Requirements. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that, following the Sunset Date, the affirmative vote of holders representing 66 2/3% of the total voting power of our issued and outstanding Common Stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change, or repeal specified provisions of our Certificate of Incorporation, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders, and amendment of our Certificate of Incorporation and Bylaws, among others. Our Certificate of Incorporation provides that, following the Sunset Date, the affirmative vote of the holders of 66 2/3% of the total voting power of our outstanding Common Stock entitled to vote in the election of directors will be required for the stockholders to amend our Bylaws. This requirement of a super-majority vote to approve amendments to our Certificate of Incorporation and Bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Authorized but unissued shares of our Common Stock and Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of our Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger, or otherwise.
Business Combinations with Interested Stockholders. Our Certificate of Incorporation provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our Certificate of Incorporation contains provisions that have a similar effect to Section 203, except that they provide that the Existing VH Holders, their respective affiliates and successors and their direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them and, accordingly, will not be subject to such restrictions.
Limitations on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation limits the liability of our directors and officers to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Corporate Opportunities
Our Certificate of Incorporation provides that, to the fullest extent permitted by law, we renounce any interest or expectancy in any transaction or matter that may be a corporate opportunity for us, and no stockholder or director of Vacasa, Inc. (other than any of our directors who is also an officer) (each, an “Exempted Person”) will have any duty to present such corporate opportunity to us, nor will any Exempted Person be liable to us or our affiliates or stockholders for breach of any duty by reason of such Exempted Person pursuing such opportunity, directing such opportunity to another person, or otherwise failing to present such opportunity to us. Our Certificate of Incorporation further provides that no Exempted Person will have any duty not to engage in the same or similar business activities or lines of business as us or any of our subsidiaries, including those deemed to be in competition with us.
Registration Rights
Pursuant to the Registration Rights Agreement, as well as the terms of the subscription agreements and forward purchase agreements we entered into in connection with the Business Combination, the stockholders party thereto are entitled to certain “demand” registration rights, as well as certain “piggy-back” registration rights with respect to other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act (subject, in each case, to certain exceptions and limitations). We have agreed to bear the expenses incurred in connection with the filing of any such registration statements.
Transfer Agent and Registrar
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.
For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.
Listing of Class A Common Stock
Our Class A Common Stock is listed on Nasdaq under the symbol “VCSA.”

SELLING SHAREHOLDERS
This prospectus relates to the resale from time to time of an aggregate of up to 10,932,790 shares of our Class A Common Stock, including shares of Class A Common Stock outstanding on the date of this prospectus and shares of Class A Common Stock issuable upon conversion of the Initial Notes and additional notes that we may deliver as interest payments on the Initial Notes, as described under “Prospectus Summary—Senior Secured Convertible Notes.” The Selling Shareholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who later come to hold any of the Selling Shareholders’ interest in the Class A Common Stock other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, certain beneficial ownership information with respect to the Selling Shareholders, and the aggregate number of shares of Class A Common Stock that the Selling Shareholders may offer pursuant to this prospectus. This table was prepared based on information provided to us by the Selling Shareholders, and it is possible that certain of such Selling Shareholders may have sold, transferred or otherwise disposed of some or all of the securities shown below subsequent to the date as of which they provided such information.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the conversion of convertible notes, within 60 days following a specified date. For purposes of the following table, we have assumed that all accrued interest eligible to be paid in kind under the terms of the Initial Notes will be paid as such. In addition, solely for purposes of this table, we have treated all shares of Class A Common Stock issuable upon the conversion of the Initial Notes and the additional notes we assume will be delivered as interest payments thereon as being beneficially owned by the applicable Selling Shareholder as of the date hereof. The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for any Selling Shareholder named below.
Unless otherwise noted, the address for each beneficial owner listed below is c/o Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209.

Name of Selling Shareholder	Shares of Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offering
			Number	Percentage
DK VCSA Lender LLC(1)	9,590,234	9,590,234	—	—
DKOF VI Trading Subsidiary LP(2)	1,270,442	1,270,442	—	—
Davidson Kempner Opportunistic Credit LP(3)	71,559	71,559	—	—
M.H. Davidson & Co.(4)	555	555	—	—

(1)
Consists of (i) 174,825 shares of Class A Common Stock outstanding on the date of this prospectus, (ii) 7,211,538 shares of Class A Common Stock issuable upon the conversion of the Initial Notes and (iii) up to 2,203,871 shares of Class A Common Stock issuable upon the conversion of additional notes that we may deliver as interest payments on the Initial Notes. Effective on August 7, 2024, Alan Liu (“Mr. Liu”), Principal at Davidson Kempner Capital Management LP (“DKCM”), the investment manager of DK VCSA Lender LLC, and Luis Sosa (“Mr. Sosa”), Operating Principal with Davidson Kempner Hawthorne Partners LLC (“DKHP”), an affiliate of DKCM, joined the board of directors of the Company. Anthony A. Yoseloff (“Mr. Yoseloff”), the executive managing member of DK VCSA Lender LLC, is the natural person with voting and investment power over the securities held by DK VCSA Lender LLC. Mr. Yoseloff disclaims beneficial ownership of such securities. The address of each of the entities referenced in this footnote is 520 Madison Ave., Floor 30, New York, NY 10022.

(2)
Consists of 1,270,442 shares of Class A Common Stock outstanding on the date of this prospectus. Effective on August 7, 2024, Mr. Liu, Principal at DKCM, the investment manager of DKOF VI Trading Subsidiary LP, and Mr. Sosa, Operating Principal with DKHP, an affiliate of DKCM, joined the board of directors of the Company. Mr. Yoseloff, the executive managing member of DKOF VI Trading Subsidiary LP, is the natural person with voting and investment power over the securities held by DKOF VI Trading Subsidiary LP. Mr. Yoseloff disclaims beneficial ownership of such securities. The address of each of the entities referenced in this footnote is 520 Madison Ave., Floor 30, New York, NY 10022.

(3)
Consists of 71,559 shares of Class A Common Stock outstanding on the date of this prospectus. Effective on August 7, 2024, Mr. Liu, Principal at DKCM, the investment manager of Davidson Kempner Opportunistic Credit LP, and Mr. Sosa, Operating Principal with DKHP, an affiliate of DKCM, joined the board of directors of the Company. Mr. Yoseloff, the executive managing member of Davidson Kempner Opportunistic Credit LP, is the natural person with voting and investment power over the securities held by Davidson Kempner Opportunistic Credit LP. Mr. Yoseloff disclaims beneficial ownership of such securities. The address of each of the entities referenced in this footnote is 520 Madison Ave., Floor 30, New York, NY 10022.
(4)
Consists of 555 shares of Class A Common Stock outstanding on the date of this prospectus. Effective on August 7, 2024, Mr. Liu, Principal at DKCM, the investment manager of M.H. Davidson & Co., and Mr. Sosa, Operating Principal with DKHP, an affiliate of DKCM, joined the board of directors of the Company. Mr. Yoseloff, the executive managing member of M.H. Davidson & Co., is the natural person with voting and investment power over the securities held by M.H. Davidson & Co. Mr. Yoseloff disclaims beneficial ownership of such securities. The address of each of the entities referenced in this footnote is 520 Madison Ave., Floor 30, New York, NY 10022.

We cannot advise you as to whether any Selling Shareholder that holds Convertible Notes will convert such Convertible Notes into shares of Class A Common Stock, or whether the Selling Shareholders will in fact sell any or all of the shares of Class A Common Stock covered by this prospectus.
Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of Class A Common Stock registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”
Other than as described above or elsewhere in this prospectus or the documents incorporated by reference herein, none of the Selling Shareholders has any material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	distributions to their members, partners or shareholders;
•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•	directly to one or more purchasers;
•	through agents;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per share;
•	through loans or pledges of the shares, including to a broker-dealer or an affiliate thereof;
•	any other method permitted pursuant to applicable law; and
•	a combination of any such methods of sale.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Class A Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholders from the sale of shares of our Class A Common offered by them will be the purchase price of such shares of our Class A Common Stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.
The Selling Shareholders also may in the future resell a portion of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, at the time a particular offer is made, the number of shares of our Class A Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the respective purchase prices and public offering prices, and any applicable discounts, commissions, concessions or other compensation with respect to such offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our Class A Common Stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
Under the Registration Rights Agreement, we have agreed to maintain the effectiveness of this registration statement until all securities registered pursuant thereto have been sold under this registration statement or Rule 144 under the Securities Act, are no longer outstanding, or otherwise cease to constitute registrable securities under the terms of such agreement. In addition, we have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through this registration statement.
We have agreed to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $0.1 million.

LEGAL MATTERS
Latham & Watkins LLP has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Vacasa, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

VACASA, INC.
UP TO 10,932,790 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

September 10, 2024